Exhibit 21.1



                                               LIST OF SUBSIDIARIES
                                               (as of March 1, 2002)


Corporation                                                            State
------------                                                           -----

Commonwealth Premium Finance Corporation                               Kentucky
Equity Insurance Managers of Illinois, L.L.C.
     (d/b/a Irland & Rogers)                                           Illinois
Fiduciary Counsel, Inc.                                                Delaware
Fully Armed Productions, Inc.                                          Kentucky
Unified Banking Company                                                Federal
     Unified Trust Company National Association                        Federal
         Health Financial, Inc.                                        Kentucky
Unified Claims Service, Inc.                                           Kentucky
Unified Employee Services, Inc.                                        Delaware
Unified Financial Securities, Inc.                                     Indiana
Unified Fund Services, Inc.                                            Texas
Unified Insurance Administrators, Inc.                                 Kentucky
Unified Insurance Managers, Inc.                                       Kentucky
Unified Internet Services, Inc.                                        Indiana
Unified Investment Advisers, Inc.                                      Delaware
Unified Investment Services, Inc.                                      Kentucky